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                                                                      EXHIBIT 17

                                 CODE OF ETHICS

This Code of Ethics, dated this 5th day of February, 1987, as amended on February 4, 1998 and February 5, 1999, adopted by the Committee Members of CONTINENTAL ASSURANCE COMPANY Separate Account (B) (The "Account"), is for the guidance of its officers, and employees. It may be amended by appropriate action of the Committee Members or Participants of the Account.

1.   Definitions:

     1.1 Interested Person. The term "Interested Person" shall have the meaning defined in Section 2(a)(19) of the Investment Company Act of 1940 (the "Act"). All officers and employees of the Account, their spouses, minor children and any parent or other person who shares a household with such officers and employees are interested persons. Committee Members who are not officers or employees of the Account, Continental Assurance Company, CNA Financial Corporation ("CNAF") or of any Company controlled by CNAF (collectively, the "Investment Adviser") are not normally interested persons.

     1.2   Security. The term "Security" shall have the meaning defined in
           Section 2(a) (36) of the Act.


     1.3 Exempt Security. The term "Exempt Security" shall mean any security which is issued by the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies."

     1.4 Non-Exempt Security. The term "Non-Exempt Security" shall mean any security which is not an exempt security.


     1.5 Transaction. The term "Transaction" shall mean any acquisition or disposition of any interest in or right to a security.

     1.6 Exempt Transaction. The term "Exempt Transaction" shall have the following meanings:


            1.  Any transaction in Exempt Securities.

            2. Purchases effected upon exercise of rights issued by an issuer pro rata to all holders of a class of its securities to the extent such rights were acquired from such issuer and sales of such rights so acquired.



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                                 CODE OF ETHICS


            3. Any transaction by an interested person for his or her own account in any Non-Exempt Security made at a time when the Account is not engaged in a program which (a) involves, (b) proposes to involve, or (c) reasonably and foreseeably might involve within the next thirty days after the date of such transaction, any transaction in such security or any other security which is convertible into the Non-Exempt Security described in this paragraph.

            4. Any transaction by an interested person made for the account of CNAF or for the account of any subsidiary or affiliate of CNAF.

     1.7 Access Person. The term "Access Person" shall mean any director, officer, or employee of the Investment Adviser or any Committee Member, officer or employee of the Account: (a) who makes any recommendation, or participates in the determination of which recommendation shall be made to the Account; (b) whose principal duties relate to the determination of which recommendations shall be made by the Investment Adviser to the Account; or (c) who, in connection with his duties obtained any information concerning securities recommendations by the Account within 15 days of the date of such recommendation.

     1.8 Security held or to be acquired. The phrase "Security held or to be acquired" means any security which, during the most recent 15 days,
           (i) is or has been held by the Account or (ii) is being considered or has been considered by the Account or the Investment Adviser for purchase by the Account; (iii) and any option to purchase or sell, and any security convertible into or exchangeable for, a security described in sections (I) and (ii) of this paragraph.


2.   Transactions

     2.1 No access person shall, in connection with any Security (which is not an Exempt Security) held or to be acquired by the Account, enter into any transaction, directly or indirectly, unless said transaction complies with condition 3. of Sub-Section 1.6.

     2.2 No interested person shall make any transactions for any account in which he or she has any direct or indirect interest unless such transaction is an Exempt Transaction.


     2.3 In any matter involving the investments of any account in which an interested person has any beneficial interest, or over which he has any management or control, other than an account of CNAF, or of any subsidiary or affiliate of CNAF, and the investments of the Account, the interested person shall resolve any known or reasonably anticipated conflicts of interest in favor of the Account. Questions as to possible conflicts shall be referred to the Chairman of the Account for resolution.



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                                 CODE OF ETHICS


     2.4 All matters involving conflicts or possible conflicts between the investments of any account of CNAF or of any subsidiary or affiliate of CNAF and the investments of the Account shall be referred to the Chairman of the Account for resolution.


3.   Other Rules

     3.1 No interested person shall, in any calendar year, accept from any securities broker or dealer any gift or gifts of a value exceeding $50.00 in the aggregate.

     3.2 No interested person shall disclose to any person any information regarding any investment program or security transaction being contemplated, planned or executed for or on behalf of the Account except to (a) another officer, employee or a Committee Member of the Account, (b) another officer, employee or Director of the Investment Adviser, (c) brokers or dealers when mutually executing the transactions in question to the extent necessary to execute the transaction properly, (d) brokers or dealers to ensure that necessary trading information or research is obtained from brokers or dealers on a timely basis, and (e) custodians and others who are necessarily involved in such aspects of any transactions as are necessary to be disclosed.

4.   Report

     4.1 Each access person shall, within ten days after the end of each calendar quarter in which he or she, or any other person residing in his or her household has made a security transaction, other than in an Exempt Security in any account in which he or she, or any other person residing in his or her household, has any beneficial interest, or over which he or she has any management or control, other than an account for CNAF or an account for any subsidiary or affiliate of CNAF, report such transaction in reasonable detail in writing to the Secretary to the Account or such other official as the Chairman of the Account may designate.

     4.2 The Account shall prescribe forms for all reports to be made under these rules. All such reports shall be maintained in the custody of the Secretary of the Account or such other official or officials as the Chairman may designate.


     4.3 If any officers and employees of the Account are subject to any other code of ethics, or similar regulations, established by CNAF or any subsidiary or affiliate of CNAF, with similar requirements for filing reports, then such officers and employees may file any required reports for this Account on the format required by such other code or regulation.



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                                 CODE OF ETHICS


5.   Exceptions and Exemptions

     5.1 Any provision of these rules may be waived by the Chairman of the Account if, in his opinion, such action is not detrimental to the Account.

     5.2   All such waivers must be in writing.


6.   Implementation

     6.1 Each officer and employee of the Account shall indicate by his or her signature on a copy of this code that he or she has read the same and will abide by it.

     6.2 The copy so signed shall be kept in the custody of the Secretary to the Committee of Continental Assurance Account Separate Account (B)



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